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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 28, 1998
               Date of Report  (date of earliest event reported)


                               VIDEO CITY, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                        (State or other jurisdiction of
                        incorporation or organization)


                    0-14023                                    95-3897052
            (Commission File Number)                        (I.R.S. Employer
                                                            Identification No.)

   370 Amapola Avenue, Suite 208, Torrance, California            90501
       (Address of principal executive offices)                (Zip Code)


                                (310) 533-3900
             (Registrant's telephone number, including area code)


   6840 District Boulevard, Bakersfield, California               93313
    (Former address, if changed since last report)             (Zip Code)
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Item 2.  Acquisition or Disposition of Assets

     On December 28, 1998, Video City, Inc. ("Video City") acquired Cianci's Videoland, Inc. ("Videoland") from Victor J. Cianci and Evvy R. Cianci, in a transaction structured as a reverse triangular merger, with a newly formed subsidiary of Video City merging into Videoland. Videoland owns and operates 76 retail video stores in Oregon, Washington, Idaho, Iowa, South Dakota and California and had aggregate revenues of approximately $28,400,000 during the year ended December 31, 1997. The acquisition increased the number of retail video stores owned and operated by Video City to 128. Since October 1998, Video City had managed Videoland's retail video stores pursuant to a management agreement.

     The purchase price consisted of (i) cash in the amount of $1,900,000, (ii) shares of Video City Series B Voting Convertible Redeemable Preferred Stock in an aggregate stated value of $7,600,000 and (iii) assumption and payment of indebtedness of Videoland by Video City in the amount of $11,500,000 (of which approximately $3,100,000 was paid off by Video City at closing). The cash component of the purchase price for the acquisition was obtained under the revolving credit facility established with BankBoston Retail Finance Inc. ("BankBoston"), described in Item 5 below.

Item 5.  Other Events

     On December 29, 1998, Video City and its subsidiaries entered into a Loan and Security Agreement with BankBoston providing for a $30 million revolving credit facility secured by all of the assets of Video City and its subsidiaries. This agreement replaces Video City's previous $7.5 million loan facility with FINOVA Capital Corporation. The new loan agreement provides for a maturity date of December 29, 2001 and a per annum interest rate equal to either (i) the base rate announced from time to time by BankBoston, N.A. plus 0.5 percent or (ii) LIBOR plus 3.0 percent, at Video City's election. In addition, Video City is obligated to pay various fees in connection with the credit facility. As of December 30, 1998, Video City borrowed $13,400,000 of which (i) $6,400,000 was used to pay off all amounts due to FINOVA Capital Corporation, (ii) $1,900,000 was used as the cash component of the purchase price of Videoland, (iii) $3,100,000 was used to pay off certain indebtedness and trade payables of Videoland, and (iv) $2,000,000 was used to pay off certain amounts owed by Video City.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than March 15, 1999.

     (b) Pro forma Financial Information. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than March 15, 1999.


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     (c) Exhibits.

Numbers                            Description
-------                            -----------

3.1 Certificate of Designations for the Series B Voting Convertible Redeemable Preferred Stock of Video City, Inc.

10.1 Agreement of Merger and Plan of Reorganization, dated as of October 9, 1998, by and among Video City, Inc., Cianci's Videoland, Inc., Victor J. Cianci and Evvy R. Cianci (previously filed).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 VIDEO CITY, INC.

Date:  January 12, 1999                          /s/ Robert Y. Lee
                                                 -----------------
                                                 Robert Y. Lee
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)

Date:  January 12, 1999                          /s/ Timothy J. Denari
                                                 ---------------------
                                                 Timothy J. Denari
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)



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